UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement and Securities Purchase Agreement

On February 22, 2021, Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional accredited investor (the “Investor”), pursuant to which the Company agreed to issue 8,888,890 shares (the “Shares”) of common stock, par value $0.000001 per share (the “Common Stock”), at a purchase price of $2.25 per share, and warrants to purchase up to 6,666,668 shares of Common Stock (the “Investor Warrant”) in a private placement (the “Private Placement”). The closing of the Private Placement is expected to occur on February 24, 2021, subject to the satisfaction of customary closing conditions.

The Company expects to receive gross proceeds of approximately $20 million, before deducting fees and other estimated offering expenses incurred in connection with the Private Placement. The Company expects to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

The Investor Warrant will be immediately exercisable and will expire on the five-year anniversary of the date of issuance. The Investor Warrant will have an exercise price of $2.25 per share, subject to customary anti-dilution, but not price protection, adjustments. The Company will be prohibited from effecting an exercise of the Investor Warrant to the extent that, as a result of such exercise, the Investor would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Investor Warrant (the “Warrant Shares”).

Under the terms of the Securities Purchase Agreement, the Company agreed that in the event it or any of its subsidiaries proposes to offer and sell shares of Common Stock or certain common stock equivalents to non-strategic investors primarily for capital raising purposes, the Company would provide the Investor the right, but not the obligation, to participate in such offering in an amount of up to 25% of the securities offered in such offering. This participation right will expire upon the earlier of 12 months after the closing of the Private Placement or upon the occurrence of certain change in control events.

Registration Rights Agreement

Under the terms of the Securities Purchase Agreement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company will agree to prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (“SEC”) within 45 days of the closing date for purposes of registering the resale of the Shares and the Warrant Shares. Under the terms of the Registration Rights Agreement, the Company will agree to use its reasonable best efforts to cause this Resale Registration Statement to be declared effective by the SEC within 60 calendar days of the closing of the Private Placement (75 calendar days in the event the Resale Registration Statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Investor. The Company also will agree, among other things, to indemnify the selling holder under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Placement Agent Agreement

Also on February 22, 2021, the Company entered into a placement agent agreement with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Placement Agent is serving as the Company’s exclusive placement agent in connection with the Private Placement (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company has agreed to pay the Placement Agent a fee equal to a certain percentage of the aggregate gross proceeds from the Private Placement. In addition to the cash fee, the Company agreed to issue to the Placement Agent a warrant to purchase up to 5.0% of the Shares sold to the Investor in the Private Placement, or 444,444 shares of Common Stock (the “Placement Agent Warrant”). The Placement Agent Warrant will be immediately exercisable and will expire on the five-year anniversary of the date of issuance. The Placement Agent Warrant will have an exercise price of $2.8125 per share, subject to customary anti-dilution, but not price protection, adjustments.

The foregoing descriptions of the Securities Purchase Agreement, the Investor Warrant, the Registration Rights Agreement, the Placement Agent Agreement and the Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, form of Investor Warrant, form of Registration Rights Agreement, Placement Agent Agreement and form of Placement Agent Warrant, which are filed as Exhibits 10.1, 4.1, 10.2, 10.3, and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. Based in part on the representations of the Investor in the Securities Purchase Agreement, the offering and sale of the Shares, the Investor Warrant and the Warrant Shares will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by SEC. In addition, the Placement Agent Warrant and the shares of Common Stock issuable upon exercise of the Placement Agent Warrant will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by SEC. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investor has represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares, Investor Warrant and Warrant Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares, Investor Warrant and Warrant Shares in violation of the United States federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Events.

On February 22, 2021, the Company issued a press release announcing the Private Placement and the entry into the Securities Purchase Agreement. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Investor Warrant
4.2	Form of Placement Agent Warrant
10.1	Securities Purchase Agreement, dated February 22, 2021, by and between Xtant Medical Holdings, Inc. and the investor party thereto
10.2	Form of Registration Rights Agreement by and between Xtant Medical Holdings, Inc. and the investor party thereto
10.3	Placement Agent Agreement, dated February 22, 2021, by and between Xtant Medical Holdings, Inc. and A.G.P./Alliance Global Partners
99.1	Press Release of Xtant Medical Holdings, Inc., dated February 22, 2021, entitled “Xtant Medical Announces $20 Million Private Placement”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Greg Jensen
Greg Jensen
Vice President, Finance and Chief Financial Officer

Date: February 22, 2021